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                                                                      Exhibit 12

                                AMERIKING, INC.
               CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                        Dec. 29, 1998 to        Dec. 30, 1997 to
                                                         March 29, 1999          March 30, 1998
                                                      ---------------------    --------------------
                                                      W/O PIK     With PIK     W/O PIK     With PIK
                                                      Dividends   Dividends    Dividends   Diviends
                                                      ---------------------    --------------------
EARNINGS
Income (loss) before income taxes benefit               (858)      (858)         (435)      (435)
Interest expense                                       4,502      4,502         4,008      4,008
Amortization of deferred financing costs                 250        250           199        199
Portion of rents representative of interest            2,087      2,087         1,722      1,722
Preferred stock PIK dividends                             --        143            --        113
                                                       -----      -----         -----      -----
Total earnings                                         5,981      6,124         5,494      5,607
                                                       -----      -----         -----      -----
FIXED CHARGES
Interest expense                                       4,502      4,502         4,008      4,008
Amortization of deferred financing costs                 250        250           199        199
Portion of rents representative of interest            2,087      2,087         1,722      1,722
Preferred stock PIK dividends                             --        143            --        113
Total Fixed Charges                                    6,839      6,982         5,929      6,042
                                                       -----      -----         -----      -----
RATIO OF EARNINGS TO FIXED CHARGES                      0.87       0.88          0.93       0.93
                                                       -----      -----         -----      -----
INSUFFICIENT EARNINGS TO COVER FIXED CHARGES            (858)      (858)         (435)      (435)
                                                       -----      -----         -----      -----
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